Exhibit 10.7

FIRST AMENDED AND RESTATED

HERITAGE COMMERCE CORP

DEFERRED FEE AGREEMENT

RECITAL

This First Amended and Restated Deferred Fee Agreement (hereinafter “Agreement”) is made and entered into effective as of January 1, 2005, by and between HERITAGE COMMERCE CORP, a bank holding company organized and existing under the laws of the state of California (hereinafter the “Company”) and JAMES BLAIR, a Director of the Company (hereinafter “Director” or “Participant”);

WHEREAS, it is the parties’ intent to comply with the final regulations under Internal Revenue Code Section 409A, issued on April 10, 2007 by the Internal Revenue Service (“IRS”) and the Treasury Department;

WHEREFORE, the Company and Director hereby agree to amend and restate the original of Commerce Deferred Fee Agreement, effective as of June 30, 1997, as amended, (hereinafter “Original Agreement”), and further agree that this Agreement shall amend, supersede and replace the Original Agreement in its entirety;

WHEREAS, to encourage the Director to remain a member of the Company’s Board of Directors, the Company is willing to continue to provide the Director with a deferred fee opportunity;

WHEREAS, it is the intent of the parties hereto that this Agreement be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Director; and

NOW, THEREFORE, in consideration of the past service and the services to be performed by the Director in the future, as well as the mutual promises and covenants contained herein, the Director and the Company agree as follows:

A G R E E M E N T

1.                                      Terms and Definitions.

For the purposes of this Agreement, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

1.1          Administrator.  The Compensation and Benefits Committee of the Board of Directors of Heritage Commerce Corp shall be the “Administrator” and, solely for the purposes of ERISA (as defined below), the “fiduciary” of this Agreement to the extent a fiduciary is required by ERISA.

1.2          Beneficiary.  The term “Beneficiary(ies)” shall refer to the person, persons or entity designated in writing by the Director on forms provided by the Administrator

(“Beneficiary Designation Form”) to receive the benefits payable under this Agreement in the event of Director’s death. A Director may change his Beneficiary from time to time, so long as permissible, by filing a new written Beneficiary Designation Form with the Administrator, and such designation shall be effective upon receipt by the Administrator.  If Director has not validly designated a beneficiary, or if a designated Beneficiary predeceases the Director, then any benefit owed a beneficiary pursuant to this Agreement shall be made to Director’s estate.

1.3          Board of Directors.  The “Board of Directors” or “Board” shall mean the Board of Directors of Heritage Commerce Corp.

1.4          Code.  The “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.5          Company.  For the purpose of this Agreement, the term “Company” shall include both Heritage Bank of Commerce and Heritage Commerce Corp, when possible and not prohibited by alternate provisions of this Agreement.

1.6          Deferral Amount.  The term “Deferral Amount” shall mean 100% of Participant’s Director’s Fees.

1.7          Deferred Compensation Account.  The term “Deferred Compensation Account” shall reflect the amounts Participant has elected to defer over time. The Deferred Compensation Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to, or in respect of, a Participant pursuant to this Agreement.  The Deferred Compensation Account shall be equal to the sum of (i) all amounts deferred under this Agreement, including all amounts deferred previously under the Original Agreement and (ii) interest thereon credited in accordance with the applicable interest crediting provisions of this Agreement, net of all distributions from such account. Amounts deferred pursuant to the Original Agreement and this Agreement shall be credited to the Deferred Compensation Account, along with the specified interest thereon.

1.8          Director Benefit.  The term “Director Benefit” shall mean the benefit determined pursuant to this Agreement, forfeited, reduced or adjusted to the extent:  (a)  required by reason of the lawful order of any regulatory agency or body having jurisdiction over the Company; or (b) required in order for the Company to comply with any and all applicable state and federal laws, including, but not limited to, income, employment and disability income tax laws (eg., FICA, FUTA, SDI).

1.9          Director’s Fees.  The term “Director’s Fees” shall mean the annual cash compensation paid by the Company to Director for services rendered during a given Plan Year, including annual retainer fees, chair retainer fees, meeting fees, committee fees, and special meeting fees (if applicable).

1.10        Distribution Election Form.  The term “Distribution Election Form” shall refer to the form established by the Company that a Participant completes, signs and returns to the Administrator to make an election regarding the form and/or timing of a distribution under this Agreement. Any changes to the Distribution Election Form must be made in compliance with the restrictions and limitations imposed by IRC 409A.

1.11        Effective Date.  The term “Effective Date” shall mean the date first written above.

1.12        ERISA.  The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.13        IRC 409A.  The term “IRC 409A” shall refer to Code section 409A, the final regulations issued by the IRS and the Treasury Department under Code section 409A, and all related guidance and notices thereon.

1.14        Plan.  The “Plan” shall mean this Agreement, any Beneficiary Designation Form, and any Distribution Election Form.

1.15        Plan Year.  The term “Plan Year” shall mean the calendar year (January 1 through December 31 of any given year).

1.16        Rate of Interest The Rate of Interest shall refer to the percentage used to calculate earnings on the deferred amounts in the Deferred Compensation Account.  The earnings shall be accrued and credited annually to the Deferred Compensation Account. Prior to December 31, 2004, the Rate of Interest shall be eight percent (8%), the rate designated in the Original Agreement. Thereafter, the Rate of Interest shall be determined, in accordance with IRC 409A, and it shall be a reasonable rate of interest.  The Rate of Interest for the years after December 31, 2004 and prior to January 1, 2009 shall be eight percent (8%).  Following December 31, 2008, the Rate of Interest shall be the Wall Street Journal prime rate of interest on December 31 of each year (or if there is no such rate a comparable rate set annually by the Board of Directors on or before December 31st of each year) and shall remain in effect for the following calendar year.

1.17        Separation from Service.  The term “Separation from Service” shall be read and interpreted consistent with IRC 409A and any future notices or guidance related thereto.  The term “Separation from Service” shall mean the expiration of all contracts or terms of service under which the Director is performing services as a member of the Board of Directors, and where expiration constitutes a good faith and complete termination of the service relationship.

2.                   Scope, Purpose And Effect.

2.1          Not an Independent Contractor or Other Agreement.  Although this Agreement is intended to provide the Director with an additional incentive to remain an active member of the Board of Directors of the Company, this Agreement shall not be deemed to constitute an independent contractor or other agreement between the Director and the Company nor shall any provision of this Agreement restrict or expand the right of the shareholders of the Company or the Board to remove Director for any reason.  This Agreement shall have no impact or effect upon any separate written agreement which the Director may have with the Company, it being the parties’ intention and agreement that unless this Agreement is specifically referenced in said agreement (or any modification thereto), this Agreement (and the Company’s obligations hereunder) shall stand separate and apart and shall have no effect on or be affected by, the terms and provisions of said agreement.

3.                   Compliance With IRC 409A.

3.1          Compliance With IRC 409A.  In the event of any ambiguity in terms, or in the event further clarification of any term or provision is necessary, all interpretations and payouts of benefits based thereon shall be in accordance with IRC 409A.

3.2          Changes In Time Or Form Of Payment.  Participant may modify the time or form of benefit payment if the following requirements are satisfied (i) the election may not take effect until at least twelve (12) months after the date on which the election is made (i.e. if a distribution event occurs in the interim, the original distribution method must be followed); (ii) other than payments relating to death, any election to delay a distribution must delay the distribution at least five (5) years from the date such payment would otherwise have been made (or in the case of a life annuity or installment payments treated as a single payment, five years from the date the first amount was scheduled to be paid); and (iii) any payment made pursuant to a fixed time or scheduled series of distributions must be made at least twelve (12) months in advance of the first such scheduled payment.

4.                   Deferred Compensation Account.

4.1          Credits To Deferred Compensation Account.  The Company shall establish the Deferred Compensation Account.  This Deferred Compensation Account shall be credited on the dates Director’s Fees would otherwise have been paid.

4.2          Interest On The Deferred Compensation Account.  The Deferred Compensation Account shall be credited annually with an amount equal to the Rate of Interest earned.  Interest earned shall be calculated by multiplying the balance of the Deferred Compensation Account by the specified Rate of Interest. Such amount shall be credited on December thirty-first (31st) of each year until such time as the benefits under this Agreement have been paid in full.

4.3          Nature Of The Deferred Compensation Account.  The Deferred Compensation Account shall be utilized solely as a device for the measurement and determination of the amount of deferred compensation to be paid to the Participant at the times hereinafter specified, and the Company shall not segregate any of its assets in order to satisfy any obligations under this Agreement.  The Deferred Compensation Account shall not constitute or be treated as a trust fund of any kind.  On the contrary, it is understood that all amounts credited to the Deferred Compensation Account shall be for the sole purpose of bookkeeping and remain the sole property of the Company, and that the Participant shall have no ownership rights of any nature with respect thereto.  The Participant’s rights are limited to the rights to receive payments as hereinafter provided and the Participant’s position with respect thereto is that of a general unsecured creditor of the Company.

5.                   Payment of Deferred Compensation Account.

Payment of the Deferred Compensation Account shall be in accordance with the following:

5.1          Payment of Benefit in the Event Participant Separates from Service.  In the event of Participant’s Separation from Service for any reason, including his death, the Participant (or his Beneficiary in the case of his death), shall receive the balance in his Deferred Compensation Account as of the date of his Separation from Service. The Deferred Compensation Account Balance shall be paid to the Participant (or his Beneficiary in the case of his death) in accordance with the Distribution Election Form attached hereto.

6.                   Witholdings.

6.1          Withholding.  The Company shall withhold from payments made hereunder any taxes required to be withheld under federal, state or local law.

6.2          Effect of Payment.  Payment of the forgoing benefits shall fully and completely discharge the Company from all further obligations under this Agreement with respect to a Participant and the Participant’s Beneficiary(ies).

7.                   Beneficiary Designations.

7.1          Beneficiary Designation.  Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary(ies) to whom benefits under this Agreement shall be paid in the event of his death prior to complete distribution to the Director of the benefits due under the Agreement.  Each Beneficiary designation shall be in a written form prescribed by the Administrator, and will be effective only when filed with the Administrator during the Participant’s lifetime and when accepted and acknowledged in writing by the Administrator or its designated agent.

7.2          Amendments to Beneficiary Designation.  Any Beneficiary designation may be changed by Director without the consent of any designated Beneficiary by the filing of a new Beneficiary designation with the Administrator.  The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.  If a Director’s compensation is community property, any Beneficiary designation shall be valid or effective only as permitted under applicable law.

7.3          No Participant Designation.  In the absence of an effective Beneficiary designation, or if all designated Beneficiaries predecease the Director or die prior to complete distribution of the Director’s benefits, then the Director’s designated Beneficiary shall be deemed to be the Director’s estate.

7.4          Doubt as to Beneficiary.  If the Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to this Agreement, the Administrator shall have the right to withhold such payments until this matter is resolved (so long as such payments are made in a timely fashion and in compliance with IRC 409A).

7.5          Payment to Guardian.  If a benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Administrator may direct payment of such benefit to the guardian, legal representative or such person having the care and custody of such minor, incompetent or person.  The Administrator may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit.  Such distribution shall completely discharge the Administrator and the Company from all liability with respect to such benefit.

7.6          Effect of Payment to the Beneficiary.  Payment to the deemed Beneficiary shall fully and completely discharge the Company and the Administrator from all further obligations under this Agreement.

8.                   Administration And Claims.

8.1          Named Fiduciary and Plan Administrator.  The “Named Fiduciary” and “Plan Administrator” of this Plan shall be the Compensation and Benefits Committee of the Board of Directors.  As Named Fiduciary and Plan Administrator, the Compensation Committee shall be responsible for the management, control and administration of this Plan.  The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Plan, including employment of advisors and the delegation of ministerial duties to qualified individuals.

8.2          Claim.  The Administrator shall, but only to the extent necessary to comply with ERISA, be designated as the named fiduciary under this Agreement and shall have authority to control and manage the operation and administration of this Agreement.  Consistent therewith, the Company shall make all determinations as to the rights to benefits under this Agreement.  Any decision by the Administrator denying a claim by the Participant, the Participant’s spouse, or the Participant’s Beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed, via registered or certified mail, to the Participant, the Participant’s spouse or the Participant’s Beneficiary, as the case may be.  Such decision shall set forth the specific reasons for the denial of a claim.  In addition, the Company shall provide the Participant, the Participant’s spouse or the Participant’s Beneficiary with a reasonable opportunity for a full and fair review of the decision denying such claim.

8.3          Arbitration of Disputes.  All unresolved claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Administrator in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. (“JAMS”), located in San Jose, California.  In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association (“AAA”), located in San Jose, California, shall conduct the binding arbitration referred to in this Paragraph.  Notice of the demand for arbitration shall be filed in writing with the other party and with JAMS (or AAA, if necessary).  In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.  The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA.  Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof.  The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure.  Any arbitration hereunder shall be conducted in San Jose, California, unless otherwise agreed to by the parties.

9.                   Dispute Resolution.

9.1          Attorneys’ Fees.  In the event of any arbitration or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, (a) each party shall pay his own attorneys’ arbitration fees incurred (pursuant to the terms of this Agreement); (b) the prevailing party shall be entitled to recover from the other party reasonable expenses, attorneys’ fees and costs incurred in the enforcement or collection of any judgment or award rendered. The “prevailing party” means any party (one party or both parties, as the case may be) determined by the arbitrator(s) or court to be entitled to money payments from the other, not necessarily the party in whose favor a judgment is rendered.

10.                Status as an Unsecured General Creditor.

10.1        Unsecured Creditor.  Notwithstanding anything contained herein to the contrary:  (i) the Director shall have no legal or equitable rights, interests or claims in or to any specific property or assets of the Company as a result of this Agreement; (ii) none of the Company’s assets shall be held in or under any trust for the benefit of the Director or held in any way as security for the fulfillment of the obligations of the Company under this Agreement; (iii) all of the Company’s assets shall be and remain the general unpledged and unrestricted assets of the Company; (iv) the Company’s obligation under this Agreement shall be that of an unfunded and unsecured promise by the Company to pay money in the future; and (v) the Director shall be an unsecured general creditor with respect to any benefits which may be payable under the terms of this Agreement.

Assets set aside in trust by the Company to meet its obligations under this Agreement shall not be placed in a foreign trust located outside the United States.

10.2        Corporate Assets.  Payments to Director or his Beneficiary(ies) shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company. No person shall have nor acquire any interest in any such assets by virtue of the provisions of this Agreement.

The Company may, in its sole discretion, purchase assets to secure all or any part of its obligations undertaken through this Agreement. If the Company elects to secure its promise under this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies, annuities or other assets, then Company may, at any time dispose of such assets in whole or in part. In no event shall Director or Beneficiary(ies) be deemed to have a lien, right, title, or interest in any specific investment or asset of Company.

If Company decided to purchase a life insurance, disability or annuity policy upon the life or health of the Director, then Director will cooperate by furnishing any and all information requested by the Company and by taking such physical examinations or other action as may be requested by the Company in order to obtain such insurance or annuity.

11.                Miscellaneous.

11.1        Opportunity To Consult With Independent Advisors.  The Director acknowledges that he has been afforded the opportunity to consult with independent advisors of his choosing including, without limitation, accountants or tax advisors and counsel regarding both the benefits granted to him under the terms of this Agreement and the (i) terms and conditions which may affect the Director’s right to these benefits and (ii) personal tax effects of such benefits including, without limitation, the effects of any federal or state taxes, Section 280G of the Code, and any other taxes, costs, expenses or liabilities whatsoever related to such benefits, which in any of the foregoing instances the Director acknowledges and agrees shall be the sole responsibility of the Director notwithstanding any other term or provision of this Agreement.  The Director further acknowledges and agrees that the Company shall have no liability whatsoever related to any such personal tax effects or other personal costs, expenses, or liabilities applicable to the Director and further specifically waives any right for himself or herself, and his or her heirs, beneficiaries, legal representatives, agents, successor and assign to claim or assert liability on the part of the Company related to the matters described above in this paragraph.   The Director further acknowledges that he has read, understands and consents to all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

11.2        Notice.  Any notice required or permitted of either the Director or the Company under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

If to the Company:		Heritage Commerce Corp
150 Almaden Blvd.
San Jose, CA 95113
	Attn.:	Lawrence D. McGovern
Executive Vice President/Chief Financial Officer

If to the Director:		James Blair
1645 The Alameda
San Jose, CA 95126

11.3        Assignment.  The Director shall have no power or right to transfer, assign, anticipate, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be:  (i) subject to seizure by any creditor of the Director, by a proceeding at law or in equity, for the payment of any debts, judgments, alimony or separate maintenance obligations which may be owed by the Director; or (ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall be void. In the event the Director or any beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, any such attempted transfer or assignment shall be void.

11.4        IRC Section 280G Issues.  If all or any portion of the amounts payable to the Director under this Agreement, either alone or together with other payments which the Director has the right to receive from the Company, constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), that are subject to the excise tax imposed by Section 4999 of the Code (or similar tax and/or assessment), Director shall be responsible for the payment of such excise tax and Company (and its successor) shall be responsible for any loss of deductibility related thereto; provided, however, that Company and Director shall cooperate with each other and use all reasonable efforts to minimize to the fullest extent possible the amount of excise tax imposed by Section 4999 of the Code, as long as such efforts are in accordance with IRC 409A.  If, at a later date, it is determined (pursuant to final regulations or published rulings of the Internal Revenue Service, final judgment of a court of competent jurisdiction, or otherwise) that the amount of excise taxes payable by the Director is greater than the amount initially so determined, then the Director shall pay an amount equal to the sum of such additional excise taxes and any interest, fines and penalties resulting from such underpayment.  The determination of the amount of any such excise taxes shall be made by the independent accounting firm employed by the Company immediately prior to the change in control or such other independent accounting firm or advisor as may be mutually agreeable to Company and Director in the exercise of their reasonable good faith judgment.

11.5        Binding Effect/Merger or Reorganization.  This Agreement shall be binding upon and inure to the benefit of the Director and the Company.  The term “Company” as used in this Agreement shall be deemed to refer to any surviving or successor firm, person, entity or corporation, or holding company, as the case may be.

11.6        Nonwaiver.  The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party’s right thereafter to enforce each and every term and condition of this Agreement.

11.7        Partial Invalidity.  If any terms, provision, covenant, or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

11.8        Entire Agreement.  This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto.  Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

11.9        Paragraph Headings.  The paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

11.10      No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

11.11      Governing Law.  The laws of the State of California, other than those laws denominated choice of law rules, shall govern the validity, interpretation, construction and effect of this Agreement.

11.12      Gender.  Whenever in this Agreement words are used in the masculine, feminine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

11.13      Amendment.  Any amendment to this Agreement shall be effective only if it is in writing and signed by each party or such party’s authorized representative, and only to the extent that it is compliant with all applicable codes and statutes, including but not limited to IRC 409A. In addition, no amendment shall be effective to decrease a Participant’s Deferred Compensation Account balance calculated as though the Participant had experienced a Separation from Service as of the effective date of such amendment or modification.

12.                               Termination or Modification of Agreement by Reason of Changes in the Law, Rules or Regulations.

The Company is entering into this Agreement upon the assumption that certain existing tax laws, the Code, rules and regulations will continue in effect in their current form. If any said assumptions should change and said change has a detrimental effect on this Agreement, then the Company reserves the right to terminate or modify this Agreement accordingly.

IN WITNESS WHEREOF, the Company and the Director have executed this Agreement effective as of the date first above-written in the City of San Jose, California.

HERITAGE COMMERCE CORP		DIRECTOR

By:	/s/ Lawrence D. McGovern	/s/ James Blair
	Lawrence D. McGovern-Executive	James Blair
Vice President/Chief Financial Officer

Date:	December 29, 2008	Date:	December 29, 2008

Witness		Witness

DISTRIBUTION ELECTION FORM – Director

Participant:          JAMES BLAIR

Social Security Number:

The following designates my election with respect to the manner in which I elect to receive payments and/or distributions pursuant to my participation in the First Amended and Restated Heritage Commerce Corp Deferred Fee Agreement:

FORM OF BENEFIT

You may choose only one of the below options, and please designate your choice by initialing.

☐            Upon my Separation from Service, I elect to have my Director Benefit paid to me in one lump sum on the first day of the first month immediately following my Separation from Service.

☐            Upon my Separation from Service, I elect to have my Director Benefit paid to me in Thirty-Six (36) substantially equal monthly installment payments. Payments shall commence on the first day of the first month immediately following my Separation from Service and continue monthly thereafter for the designated period. The exact amount of each payment shall be determined by dividing the balance of my Deferred Compensation Account by the number of installments remaining, with the final installment to be the entire remaining balance in my Deferred Compensation Account.

☐            Upon my Separation from Service, I elect to have my Director Benefit paid to me in Sixty (60) substantially equal monthly installment payments. Payments shall commence on the first day of the first month immediately following my Separation from Service and continue monthly thereafter for the designated period. The exact amount of each payment shall be determined by dividing the balance of my Deferred Compensation Account by the number of installments remaining, with the final installment to be the entire remaining balance in my Deferred Compensation Account.

☐            Upon my Separation from Service, I elect to have my Director Benefit paid to me in One Hundred and Twenty (120) substantially equal monthly installment payments. Payments shall commence on the first day of the first month immediately following my Separation from Service and continue monthly thereafter for the designated period. The exact amount of each payment shall be determined by dividing the balance of my Deferred Compensation Account by the number of installments remaining, with the final installment to be the entire remaining balance in my Deferred Compensation Account.

☐            Upon my Separation from Service, I elect to have my Director Benefit paid to me in One Hundred and Eighty (180) substantially equal monthly installment payments. Payments shall commence on the first day of the first month immediately following my Separation from Service and continue monthly thereafter for the designated period. The exact

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amount of each payment shall be determined by dividing the balance of my Deferred Compensation Account by the number of installments remaining, with the final installment to be the entire remaining balance in my Deferred Compensation Account.

In addition to the forgoing, I understand that any modification to the time and/or form of distribution of amounts previously deferred must comply with the following restrictions: (1) any modifying election must be made at least twelve (12) months before it becomes effective; (2) a subsequent election must provide for a deferral of the required payments for at least five additional (5) years; and (3) deferral elections with respect to a specified time or fixed schedule may not be made less than twelve (12) months before payments are scheduled to be made.

Director	Date

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Beneficiary Designation Form For the First Amended and Restated

Heritage Commerce Corp Deferred Fee Agreement

I.              PRIMARY DESIGNATION

(You may refer to the beneficiary designation information prior to completion of this form.)

A.            Person(s) as a Primary Designation:

(Please indicate the percentage for each beneficiary.)

Name		Relationship		/	%

Address:
	(Street)	(City)	(State)	(Zip)

Name		Relationship		/	%

Address:
	(Street)	(City)	(State)	(Zip)

Name		Relationship		/	%

Address:
	(Street)	(City)	(State)	(Zip)

B.            Estate as a Primary Designation:

My Primary Beneficiary is The Estate of                                             as set forth in the last will and testament dated the                         day of                         ,                          and any codicils thereto.

C.            Trust as a Primary Designation:

Name of the Trust:

Execution Date of the Trust:	/	/

Name of the Trustee:

Is this an Irrevocable Life Insurance Trust?	☐ Yes ☐ No

(If yes and this designation is for a Split Dollar agreement, an Assignment of Rights form should be completed.)

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II.            SECONDARY (CONTINGENT) DESIGNATION

(Please indicate the percentage for each beneficiary.)

Name		Relationship		/	%

Address:
	(Street)	(City)	(State)	(Zip)

Name		Relationship		/	%

Address:
	(Street)	(City)	(State)	(Zip)

Name		Relationship		/	%

Address:
	(Street)	(City)	(State)	(Zip)

B.            Estate as a Secondary (Contingent) Designation:

My Secondary Beneficiary is The Estate of                               as set forth in the last will and testament dated the       day of                      ,                  and any codicils thereto.

C.            Trust as a Secondary (Contingent) Designation:

Name of the Trust:

Execution Date of the Trust:	/	/

Name of the Trustee:

All sums payable under this First Amended and Restated Heritage Commerce Corp Deferred Fee Agreement, by reason of my death shall be paid to the Primary Beneficiary(ies), if he or she survives me, and if no Primary Beneficiary(ies) shall survive me, then to the Secondary (Contingent) Beneficiary(ies).  This beneficiary designation is valid until the Participant notifies the Company in writing.

Participant	Date

Witness – Other than a Beneficiary	Date

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NOTE*** IF YOU RESIDE IN A COMMUNITY PROPERTY STATE (ARIZONA, CALIFORNIA, IDAHO, LOUISIANA, NEVADA, NEW MEXICO, TEXAS, WASHINGTON OR WISCONSIN), AND YOU ARE DESIGNATING A BENEFICIARY OTHER THAN YOUR SPOUSE, THEN YOUR SPOUSE MUST ALSO SIGN THE BENEFICIARY DESIGNATION FORM.

I am aware that my spouse, the above named Participant has designated someone other than me to be the beneficiary under this First Amended and Restated Heritage Commerce Corp Deferred Fee Agreement, and I hereby waive any rights I may have to the potential benefits thereunder and under applicable community property laws. I understand that this consent and waiver supersedes any prior spousal consent or waiver under this plan.

Spouse Signature:

Date:

Witness (other than Participant):

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